As filed with the Securities and Exchange Commission on March 21, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

Targa Resources Corp.*

(Exact name of registrant as specified in its charter)

Delaware	20-3701075
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

811 Louisiana St, Suite 2100

Houston, Texas 77002

(713) 584-1000

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Jennifer R. Kneale

Chief Financial Officer

Targa Resources Corp.

811 Louisiana St, Suite 2100

(713) 584-1000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Thomas G. Zentner III

Jessica M. Lewis

Vinson & Elkins L.L.P.

845 Texas Avenue, Suite 4700

Houston, Texas 77002

(713) 758-2222

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement, as determined by the registrant.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box:  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box:  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated file	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act.  ☐

*ADDITIONAL SUBSIDIARY GUARANTOR REGISTRANTS

Exact Name of Additional Registrant as Specified in its Charter	State of Incorporation or Organization	IRS Employee Identification No.
FCPP Pipeline, LLC	Delaware	81-4620793
Flag City Processing Partners, LLC	Delaware	45-4536737
Grand Prix Development LLC	Delaware	82-4248022
Legend Gas Pipeline LLC	Delaware	32-0665094
Slider WestOk Gathering, LLC	Delaware	26-3063706
Targa Capital LLC	Delaware	47-5202637
Targa Cayenne LLC	Delaware	30-1289099
Targa Chaney Dell LLC	Delaware	42-1733101
Targa Cogen LLC	Delaware	32-0374075
Targa Delaware LLC	Delaware	46-5187832
Targa Downstream LLC	Delaware	20-4036406
Targa Energy GP LLC	Delaware	20-3953748
Targa Energy LP	Delaware	43-2094238
Targa Gas Marketing LLC	Delaware	11-3762680
Targa Gas Pipeline LLC	Delaware	47-5226023
Targa Gas Processing LLC	Delaware	47-5214458
Targa GP Inc.	Delaware	20-4036018
Targa Gulf Coast NGL Pipeline LLC	Delaware	85-3106380
Targa Intrastate Pipeline LLC	Delaware	76-0634836
Targa LA Holdings LLC	Delaware	36-5004821
Targa LA Operating LLC	Delaware	32-0673105
Targa Liquids Marketing and Trade LLC	Delaware	80-0509623
Targa Louisiana Intrastate LLC	Delaware	02-0719902
Targa LP Inc.	Delaware	20-4036097
Targa Midkiff LLC	Delaware	42-1733099
Targa Midland Crude LLC	Delaware	84-4825632
Targa Midland LLC	Delaware	47-1295529
Targa Midstream Services LLC	Delaware	76-0507891
Targa MLP Capital LLC	Delaware	47-5196204
Targa NGL Pipeline Company LLC	Delaware	73-1175068
Targa Permian Condensate Pipeline LLC	Delaware	61-2009400
Targa Pipeline Mid-Continent Holdings LLC	Delaware	45-5528668
Targa Pipeline Mid-Continent LLC	Delaware	37-1492980
Targa Pipeline Operating Partnership LP	Delaware	23-3015646
Targa Pipeline Partners GP LLC	Delaware	25-1848762
Targa Pipeline Partners LP	Delaware	23-3011077
Targa Resources Finance Corporation	Delaware	20-3673840
Targa Resources GP LLC	Delaware	65-1295429
Targa Resources LLC	Delaware	14-1904332
Targa Resources Operating GP LLC	Delaware	64-0949235
Targa Resources Operating LLC	Delaware	64-0949238
Targa Resources Partners LP	Delaware	65-1295427
Targa Southern Delaware LLC	Delaware	81-3833768
Targa SouthOk NGL Pipeline LLC	Oklahoma	81-5175251
Targa SouthTex Midstream Company LP	Texas	20-8721274
Targa Train 6 LLC	Delaware	82-4025014
Targa Train 8 LLC	Delaware	83-1179228
Targa Transport LLC	Delaware	37-1589340
TPL Arkoma Holdings LLC	Delaware	90-0918336
TPL Arkoma Inc.	Delaware	27-3684911

Exact Name of Additional Registrant as Specified in its Charter	State of Incorporation or Organization	IRS Employee Identification No.
TPL Arkoma Midstream LLC	Delaware	27-3677594
TPL Gas Treating LLC	Delaware	27-0592931
TPL SouthTex Gas Utility Company LP	Texas	20-8721344
TPL SouthTex Midstream Holding Company LP	Texas	20-8721377
TPL SouthTex Midstream LLC	Delaware	27-0350291
TPL SouthTex Pipeline Company LLC	Texas	20-8721079
TPL SouthTex Processing Company LP	Texas	45-2502762
TPL SouthTex Transmission Company LP	Texas	80-0920148
Velma Gas Processing Company, LLC	Delaware	45-1543387
Velma Intrastate Gas Transmission Company, LLC	Delaware	26-2877615
Versado Gas Processors, L.L.C.	Delaware	76-0571936

PROSPECTUS

Targa Resources Corp.

Debt Securities

Preferred Stock

Common Stock

Depositary Shares

Warrants

We may offer and sell the securities listed above from time to time in one or more offerings. Any debt securities we offer pursuant to this prospectus may be fully and unconditionally guaranteed by certain of our subsidiaries.

This prospectus provides you with a general description of the securities that may be offered. Each time securities are offered, we will provide a prospectus supplement and attach it to this prospectus. The prospectus supplement will contain more specific information about the offering and the terms of the securities being offered. A prospectus supplement may also add, update or change information contained in this prospectus. This prospectus may not be used to offer or sell securities without a prospectus supplement describing the method and terms of the offering.

We may offer and sell these securities directly or through agents, underwriters or dealers, or through a combination of these methods, on a continuous or delayed basis. See “Plan of Distribution.” The prospectus supplement will list any agents, underwriters or dealers that may be involved and the compensation they will receive. The prospectus supplement will also show you the total amount of money that we will receive from selling the securities being offered, after the expenses of the offering. You should carefully read this prospectus and any accompanying prospectus supplement, together with the documents we incorporate by reference, before you invest in any of our securities.

Investing in any of our securities involves risks. Please read carefully the information included and incorporated by reference in this prospectus and in any applicable prospectus supplement for a discussion of the factors you should consider before deciding to purchase our securities. See “Risk Factors” on page 6 of this prospectus.

Our common stock is listed on the New York Stock Exchange (the “NYSE”) under the symbol “TRGP.”

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

This prospectus is dated March 21, 2022.

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized anyone to provide you with additional or different information, and we take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. If anyone provides you with different or inconsistent information, you should not rely on it.

This prospectus is not an offer to sell or the solicitation of an offer to buy any securities other than the securities to which they relate and is not an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make an offer or solicitation in that jurisdiction. You should not assume that the information contained in this prospectus or any prospectus supplement is accurate as of any date other than the date on the front cover of those documents. You should not assume that the information contained in the documents incorporated by reference in this prospectus or any prospectus supplement is accurate as of any date other than the respective dates of those documents. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or “SEC,” using a “shelf” registration process. Under this shelf registration process, we may, from time to time, offer and sell any combination of the securities described in this prospectus in one or more offerings. This prospectus provides you with a general description of the securities we may offer. Each time we sell securities, we will provide you with this prospectus and a prospectus supplement that will contain specific information about the terms of the offering and the offered securities. That prospectus supplement may also add, update or change information contained in this prospectus. Any statement that we make in this prospectus will be modified or superseded by any inconsistent statement made by us in a prospectus supplement.

Additional information, including our consolidated financial statements and the notes thereto, is incorporated in this prospectus by reference to our reports filed with the SEC. Please read “Where You Can Find More Information” below. You are urged to read this prospectus carefully, including “Risk Factors,” and the documents incorporated by reference in their entirety before investing in our securities.

Unless the context requires otherwise or unless otherwise noted, all references in this prospectus or any accompanying prospectus supplement to “TRC” and to the “Company,” “Targa,” “we” or “us” are to Targa Resources Corp. and its subsidiaries.

TARGA RESOURCES CORP.

Targa Resources Corp. (NYSE: TRGP) is a publicly traded Delaware corporation formed in October 2005. Targa is a leading provider of midstream services and is one of the largest independent midstream infrastructure companies in North America. We own, operate, acquire, and develop a diversified portfolio of complementary domestic midstream infrastructure assets. The Company is primarily engaged in the business of: (i) gathering, compressing, treating, processing, transporting and purchasing and selling natural gas; (ii) transporting, storing, fractionating, treating and purchasing and selling natural gas liquids (“NGL(s)”) and NGL products, including services to liquified petroleum gas exporters; and (iii) gathering, storing, terminaling and purchasing and selling crude oil. Our principal executive offices are located at 811 Louisiana St., Suite 2100, Houston, Texas 77002, and our telephone number at that location is (713) 584-1000. Our common stock is listed on the New York Stock Exchange (“NYSE”) under the symbol “TRGP.”

WHERE YOU CAN FIND MORE INFORMATION

We file periodic reports, current reports, proxy statements and other information with the SEC. Our SEC filings are available on the SEC’s website at http://www.sec.gov. We also make available free of charge on our website, at http://www.targaresources.com all materials that we file electronically with the SEC, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K, Section 16 reports and amendments to these reports as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC. You can also obtain information about us at the office of the NYSE, 20 Broad Street, New York, New York 10005.

We “incorporate by reference” information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, except for any information superseded by information contained expressly in this prospectus, and the information we file later with the SEC will automatically supersede this information. You should not assume that (i) the information incorporated by reference in this prospectus is accurate as of any date other than the respective date of the documents incorporated by reference or (ii) the information contained in this prospectus is accurate as of any date other that the date on the front page of this prospectus.

We incorporate by reference in this prospectus the documents listed below and any future filings made by Targa Resources Corp. with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) (excluding any information furnished and not filed pursuant to 2.02 or 7.01 on any current report on Form 8-K), including all such documents we may file with the SEC from the date of this prospectus until the termination of each offering under this prospectus:

•	our Annual Report on Form 10-K for the year ended December 31, 2021;

•	our Current Reports on Forms 8-K filed on February 23, 2022 and March 9, 2022; and

•

the description of our common stock included in our Form 8-A (File No. 001-34991), filed on December  2, 2010 and Exhibit 4.8 to our Annual Report on Form 10-K for the year ended December 31, 2019, including any amendment or report filed for the purpose of updating, changing or otherwise modifying such description.

You can obtain copies of any of these documents, and any exhibit specifically incorporated by reference in those documents, without charge upon written or oral request by requesting them in writing or by telephone at:

Targa Resources Corp.

811 Louisiana St., Suite 2100

Houston, Texas 77002

Attention: Investor Relations

Telephone: (713) 584-1000

We also maintain a website at www.targaresources.com. However, the information on our website is not part of this prospectus and is not incorporated by reference into this prospectus, and you should rely only on information contained or incorporated by reference in this prospectus when making a decision as to whether or not to invest in our securities.

CAUTIONARY STATEMENT ABOUT FORWARD-LOOKING STATEMENTS

Some of the information included in this prospectus contains our reports, filings and other public announcements, which may from time to time contain statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements.” You can typically identify forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act by the use of forward-looking statements, such as “may,” “could,” “project,” “believe,” “anticipate,” “expect,” “estimate,” “potential,” “plan,” “forecast” and other similar words.

All statements that are not statements of historical facts, including statements regarding our future financial position, business strategy, budgets, projected costs and plans and objectives of management for future operations, are forward-looking statements.

These forward-looking statements reflect our intentions, plans, expectations, assumptions and beliefs about future events and are subject to risks, uncertainties and other factors, many of which are outside our control. Important factors that could cause actual results to differ materially from the expectations expressed or implied in the forward-looking statements include known and unknown risks. Known risks and uncertainties include, but are not limited to, the risks set forth in “Risk Factors,” the risks set forth in “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), all of which are incorporated by reference in this prospectus, any risk factors included in any applicable prospectus supplement, as well as the following risks and uncertainties:

•

the level and success of crude oil and natural gas drilling around our assets, our success in connecting natural gas supplies to our gathering and processing systems, oil supplies to our gathering systems and natural gas liquid supplies to our logistics and transportation facilities and our success in connecting our facilities to transportation services and markets;

•	the timing and extent of changes in natural gas, natural gas liquids, crude oil and other commodity prices, interest rates and demand for our services;

•

our ability to access the capital markets, which will depend on general market conditions, the credit ratings for our debt obligations and the debt obligations of Targa Resources Partners LP (the “Partnership”), a Delaware limited partnership, and demand for our common equity and the Partnership’s senior notes;

•	the impact of outbreaks of illnesses, pandemics (like COVID-19) or any other public health crises;

•	the amount of collateral required to be posted from time to time in our transactions;

•	our success in risk management activities, including the use of derivative instruments to hedge commodity price risks;

•	the level of creditworthiness of counterparties to various transactions with us;

•	changes in laws and regulations, particularly with regard to taxes, safety and protection of the environment;

•	weather and other natural phenomena, and related impacts;

•	industry changes, including the impact of consolidations and changes in competition;

•	our ability to timely obtain and maintain necessary licenses, permits and other approvals;

•	our ability to grow through internal growth capital projects or acquisitions and the successful integration and future performance of such assets

•	general economic, market and business conditions; and

•	the risks described elsewhere in this prospectus and in the documents incorporated by reference herein.

You should read these forward-looking statements carefully because they discuss our expectations about our future performance, our future operating results or our future financial condition, or state other “forward-looking” information. Before you invest, you should be aware that the occurrence of any of the events described in “Risk Factors” or “Item 1A. Risk Factors” in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q, any subsequently filed Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), all of which are incorporated by reference herein, and any risk factors included in any applicable prospectus supplement could substantially harm our business, results of operations and financial condition. In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described.

Should one or more of the risks or uncertainties described in this prospectus or the documents incorporated by reference herein occur, or should underlying assumptions prove incorrect, our actual results and plans could differ materially from those expressed in any forward-looking statements.

Forward-looking statements contained in this prospectus and all subsequent written and oral forward-looking statements attributable to us or persons acting on our behalf are expressly qualified in their entirety by this cautionary statement.

Except as otherwise required by applicable law, we disclaim any duty to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this prospectus.

RISK FACTORS

An investment in our securities involves a significant degree of risk. Before you invest in our securities, you should carefully consider those risk factors included in our most recent Annual Report on Form 10-K, any subsequently filed Quarterly Reports on Form 10-Q and any subsequently filed Current Reports on Form 8-K (other than, in each case, information furnished rather than filed), all of which are incorporated herein by reference, and those risk factors that may be included in any applicable prospectus supplement, together with all of the other information included in this prospectus, any prospectus supplement and the documents we incorporate by reference, in evaluating an investment in our securities. If any of the risks discussed in the foregoing documents were to occur, our business, financial condition, results of operations and cash flows could be materially adversely affected. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations and financial condition. Please read “Cautionary Statement About Forward-Looking Statements” for additional information.

USE OF PROCEEDS

Except as may otherwise be stated in any applicable prospectus supplement, we intend to use the net proceeds we receive from any sales of securities by us under this prospectus and any prospectus supplement for general corporate purposes, which may include, among other things, repayment of indebtedness, repurchases and redemptions of securities, the acquisition of businesses, other capital expenditures and additions to working capital.

Any specific allocation of the net proceeds of an offering of securities to a specific purpose will be determined at the time of the offering and will be described in the applicable prospectus supplement.

DIVIDEND POLICY

Our Dividend Policy

We intend to continue to pay a quarterly dividend to our common stockholders; however, any payment of future dividends is dependent upon our financial condition, results of operations, cash flows, the level of our capital expenditures, future business prospects and any other matters that our board of directors, in consultation with management, deems relevant. Covenants contained in our debt agreements could limit the payment of dividends. In addition, so long as any of our Series A Preferred Stock is outstanding, certain limitations on our ability to declare dividends on our common stock exist. For a discussion of restrictions on our and our subsidiaries’ ability to pay dividends or make distributions, please see “Note 8—Debt Obligations” and “Note 11—Preferred Stock” in our Consolidated Financial Statements beginning on page F-1 in our Annual Report on Form 10-K for the year ended December 31, 2021, which has been incorporated herein by reference.

DESCRIPTION OF DEBT SECURITIES

The following description, together with the additional information we include in any applicable prospectus supplement or free writing prospectus, summarizes certain general terms and provisions of the debt securities that we may offer under this prospectus. When we offer to sell a particular series of debt securities, we will describe the specific terms of the series in a prospectus supplement. We will also indicate in the applicable prospectus supplement to what extent the general terms and provisions described in this prospectus apply to a particular series of debt securities.

Throughout this Description of Debt Securities, when we use the terms “Targa,” “we,” “us,” “our” or the “Company,” we are referring solely to Targa Resources Corp. and not to its subsidiaries.

We may issue debt securities either separately, or together with, or upon the conversion or exercise of or in exchange for, other securities described in this prospectus. Debt securities may be our senior, senior subordinated or subordinated obligations and, unless otherwise specified in a prospectus supplement, the debt securities will be our direct, unsecured obligations and may be issued in one or more series.

The debt securities will be issued under an indenture between us, as issuer and U.S. Bank Trust Company, National Association, as trustee. We have summarized select portions of the form of the indenture below. The summary is not complete. The form of the indenture has been filed as an exhibit to the registration statement of which this prospectus is a part and you should read the form of indenture for provisions that may be important to you. Please see “—Glossary” for a description of certain terms described in the summary below. Capitalized terms used and not defined herein have the meanings specified in the form of indenture.

General

The terms of each series of debt securities will be established by or pursuant to a resolution of our board of directors, or a committee thereof, and set forth or determined in the manner provided in a resolution of our board of directors, or a committee thereof, in an officer’s certificate or by a supplemental indenture. The particular terms of each series of debt securities will be described in a prospectus supplement relating to such series (including any pricing supplement or term sheet).

We can issue an unlimited amount of debt securities under the indenture that may be in one or more series with the same or various maturities, at par, at a premium, or at a discount. We will set forth in the applicable prospectus supplement (including any pricing supplement or term sheet) relating to any series of debt securities being offered, the aggregate principal amount and the following terms of the debt securities, if applicable:

•	the title and ranking of the debt securities (including the terms of any subordination provisions);

•	the price or prices (expressed as a percentage of the principal amount) at which we will sell the debt securities;

•	any limit on the aggregate principal amount of the debt securities;

•	the date or dates on which the principal of the securities of the series is payable;

•

the rate or rates (which may be fixed or variable) per annum or the method used to determine the rate or rates (including any commodity, commodity index, stock exchange index or financial index) at which the debt securities will bear interest, the date or dates from which interest will accrue, the date or dates on which interest will commence and be payable and any regular record date for the interest payable on any interest payment date;

•

the place or places where principal of, and interest, if any, on the debt securities will be payable (and the method of such payment), where the securities of such series may be surrendered for registration of transfer or exchange, and where notices and demands to us in respect of the debt securities may be delivered;

•	the period or periods within which, the price or prices at which and the terms and conditions upon which we may redeem the debt securities;

•

any obligation we have to redeem or purchase the debt securities pursuant to any sinking fund or analogous provisions or at the option of a holder of debt securities and the period or periods within which, the price or prices at which and in the terms and conditions upon which securities of the series shall be redeemed or purchased, in whole or in part, pursuant to such obligation;

•

the dates on which and the price or prices at which we will repurchase debt securities at the option of the holders of debt securities and other detailed terms and provisions of these repurchase obligations;

•	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and any integral multiple thereof;

•	whether the debt securities will be issued in the form of certificated debt securities or global debt securities;

•	the portion of principal amount of the debt securities payable upon declaration of acceleration of the maturity date, if other than the principal amount;

•

the currency of denomination of the debt securities, which may be United States dollars or any foreign currency, and if such currency of denomination is a composite currency, the agency or organization, if any, responsible for overseeing such composite currency;

•	the designation of the currency, currencies or currency units in which payment of principal of, premium and interest on the debt securities will be made;

•

if payments of principal of, premium or interest on the debt securities will be made in one or more currencies or currency units other than that or those in which the debt securities are denominated, the manner in which the exchange rate with respect to these payments will be determined;

•

the manner in which the amounts of payment of principal of, premium, if any, or interest on the debt securities will be determined, if these amounts may be determined by reference to an index based on a currency or currencies or by reference to a commodity, commodity index, stock exchange index or financial index;

•	any provisions relating to any security provided for the debt securities;

•

any addition to, deletion of or change in the Events of Default described in this prospectus or in the indenture with respect to the debt securities and any change in the acceleration provisions described in this prospectus or in the indenture with respect to the debt securities;

•	any addition to, deletion of or change in the covenants described in this prospectus or in the indenture with respect to the debt securities;

•	any depositaries, interest rate calculation agents, exchange rate calculation agents or other agents with respect to the debt securities;

•

the provisions, if any, relating to conversion or exchange of any debt securities of such series, including if applicable, the conversion or exchange price and period, provisions as to whether conversion or exchange will be mandatory, the events requiring an adjustment of the conversion or exchange price and provisions affecting conversion or exchange;

•

any other terms of the debt securities, which may supplement, modify or delete any provision of the indenture as it applies to that series, including any terms that may be required under applicable law or regulations or advisable in connection with the marketing of the securities; and

•	whether any of our direct or indirect subsidiaries will guarantee the debt securities of that series, including the terms of subordination, if any, of such guarantees.

We may issue debt securities that provide for an amount less than their stated principal amount to be due and payable upon declaration of acceleration of their maturity pursuant to the terms of the indenture. We will provide you with information on the federal income tax considerations and other special considerations applicable to any of these debt securities in the applicable prospectus supplement.

If we denominate the purchase price of any of the debt securities in a foreign currency or a foreign currency unit, or if the principal of and any premium and interest on any series of debt securities is payable in a foreign currency or a foreign currency unit, we will provide you with information on the restrictions, elections, general tax considerations, specific terms and other information with respect to that issue of debt securities and such foreign currency or foreign currency unit in the applicable prospectus supplement.

The Subsidiary Guarantees

Our payment obligations under any series of debt securities may be jointly and severally, fully and unconditionally guaranteed by one or more of our subsidiaries pursuant to the terms of the indenture (each a “Subsidiary Guarantor”), but such subsidiary will be a Subsidiary Guarantor only so long as such subsidiary is a guarantor with respect to the debt securities on the terms provided for in the indenture. The applicable prospectus supplement will describe the terms of any guarantee by the Subsidiary Guarantors. If a series of debt securities is guaranteed by the Subsidiary Guarantors and is designated as subordinate to our Senior Indebtedness, then the guarantees by the Subsidiary Guarantors will be subordinated to the Senior Indebtedness of the Subsidiary Guarantors to substantially the same extent as the series is subordinated to our Senior Indebtedness. Please read “—Subordination.”

The guarantee of any Subsidiary Guarantor may be released under certain circumstances. If we exercise our legal or covenant defeasance option with respect to a series of debt securities as under the applicable provisions in the indenture, then the guarantees of such debt securities by all Subsidiary Guarantors will be released. Further, except as provided in an applicable prospectus supplement, a Subsidiary Guarantor will be unconditionally released and discharged from its guarantee of all debt securities:

•

automatically upon any sale, exchange or transfer, whether by way of merger or otherwise, to any person that is not our affiliate, of all of our direct or indirect Capital Stock in the Subsidiary Guarantor;

•	automatically upon the merger of the Subsidiary Guarantor into us or any other Subsidiary Guarantor or the liquidation and dissolution of the Subsidiary Guarantor; or

•

following delivery of a written notice by us to the trustee, upon the release of all guarantees or other obligations of the Subsidiary Guarantor with respect to the obligations of us or any of our subsidiaries under the Credit Agreement.

If at any time following any release of a Subsidiary Guarantor from its guarantee of such series of debt securities pursuant to the third bullet point in the preceding paragraph, the Subsidiary Guarantor again guarantees, becomes a co-obligor with respect to or otherwise provides direct credit support for any obligations of the us or any of our subsidiaries under the Credit Agreement, then we will cause the Subsidiary Guarantor to again guarantee such series of debt securities in accordance with the indenture.

Transfer and Exchange

Each debt security will be represented by either one or more global securities registered in the name of The Depository Trust Company, or the Depositary, or a nominee of the Depositary (we will refer to any debt security represented by a global debt security as a “book-entry debt security”), or a certificate issued in definitive registered form (we will refer to any debt security represented by a certificated security as a “certificated debt security”) as set forth in the applicable prospectus supplement. Except as set forth in the applicable prospectus supplement, book-entry debt securities will not be issuable in certificated form.

You may transfer or exchange certificated debt securities at any office we maintain for this purpose in accordance with the terms of the indenture. No service charge will be made for any transfer or exchange of certificated debt securities, but we may require payment of a sum sufficient to cover any transfer tax or similar governmental charge payable in connection with a transfer or exchange.

You may effect the transfer of certificated debt securities and the right to receive the principal of, premium and interest on certificated debt securities only by surrendering the certificate representing those certificated debt securities and either reissuance by us or the trustee of the certificate to the new holder or the issuance by us or the trustee of a new certificate to the new holder.

Certain Covenants

Except as set forth below, neither we nor any of our subsidiaries are restricted by the indenture from incurring any type of indebtedness or other obligation, from paying dividends or making distributions on our or its respective equity interests or from purchasing or redeeming our or its respective equity interests. The indenture does not require the maintenance of any financial ratios or specified levels of net worth or liquidity. In addition, the indenture does not contain any provisions that would require us to repurchase or redeem or otherwise modify the terms of the debt securities upon a change in control or other events involving us that could adversely affect our creditworthiness.

Limitations on Liens. We will not, nor will we permit any of our subsidiaries to, create, assume, incur or suffer to exist any mortgage, lien, security interest, pledge, charge or other encumbrance (“liens”) upon any Principal Property or upon any Capital Stock of any Restricted Subsidiary, whether owned on the date of the issuance of any debt securities or thereafter acquired, to secure any Indebtedness of us or any other person (other than the debt securities issued under the indenture), without in any such case making effective provisions whereby all of the outstanding debt securities are secured equally and ratably with, or prior to, such Indebtedness so long as such Indebtedness is so secured.

Notwithstanding the foregoing, under the indenture, we may, and may permit any of our subsidiaries to, create, assume, incur, or suffer to exist without securing the debt securities (a) any Permitted Lien, (b) any lien upon any Principal Property or Capital Stock of a Restricted Subsidiary to secure our Indebtedness or the Indebtedness of any other person, provided that the aggregate principal amount of all Indebtedness then outstanding secured by such lien and all similar liens under this clause (b) does not exceed 15% of Consolidated Net Tangible Assets, determined at the time of incurrence of such Indebtedness or (c) any lien upon (i) any Principal Property that was not owned by us or any of our subsidiaries on the date of the supplemental indenture creating the debt securities or (ii) Capital Stock of any Restricted Subsidiary that owns no Principal Property and was owned by us or any of our subsidiaries on the date of the supplemental indenture creating the debt securities (an “Excluded Subsidiary”) that (A) is not, and is not required to be, a Subsidiary Guarantor and (B) has not granted any liens on any of its property securing Indebtedness of us or any of our subsidiaries other than such Excluded Subsidiary or any other Excluded Subsidiary.

Merger, Consolidation or Sale of Assets. We shall not, in a transaction or series of transactions, consolidate with or merge into any person or sell, lease, convey, transfer or otherwise dispose of all or substantially all of our assets to any person unless:

(1)

the person formed by or resulting from any such consolidation or merger or to which such assets have been sold, leased, conveyed, transferred or otherwise disposed of (the “successor”) is us or expressly assumes by supplemental indenture the due and punctual payment of the principal of, premium (if any) and interest on all of the debt securities and the performance of our covenants and obligations under the indenture and the debt securities;

(2)	the successor is organized under the laws of the United States, any state thereof or the District of Columbia; and

(3)	immediately after giving effect to the transaction or series of transactions, no default or Event of Default has occurred and is continuing.

The successor will be substituted for us in the indenture with the same effect as if it had been an original party to the indenture. Thereafter, the successor may exercise our rights and powers under the indenture. If we convey or transfer all or substantially all of our assets, we will be released from all liabilities and obligations under the indenture and under the debt securities except that no such release will occur in the case of a lease of all or substantially all of our assets.

Reporting Covenant. If we are subject to the requirements of Section 13 or 15(d) of the Exchange Act, we shall file with the trustee, within 15 days after we file the same with the SEC, copies of the annual reports and the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) that we are required to file with the SEC pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (as amended, and any successor statute, the “Exchange Act”). If the indenture is qualified under the Trust Indenture Act (“TIA”), but not otherwise, we and our Subsidiary Guarantors shall also comply with the provisions of TIA Section 314(a). If the issuer is not subject to the requirements of Section 13 or 15(d) of the Exchange Act, the issuer shall file with the trustee, within 15 days after it would have been required to file with the SEC, financial statements (and with respect to annual reports, an auditor’s report by a firm of established national reputation) and a Management’s Discussion and Analysis of Financial Condition and Results of Operations, both comparable to what it would have been required to file with the SEC had it been subject to the requirements of Section 13 or 15(d) of the Exchange Act. Any reports, information or documents filed with the SEC pursuant to its Electronic Data Gathering, Analysis and Retrieval (EDGAR) (or any successor) system shall be deemed filed with the trustee as required pursuant to this covenant.

No Protection in the Event of a Change of Control

Except as described above or we state otherwise in the applicable prospectus supplement, the debt securities will not contain any provisions that may afford holders of the debt securities protection in the event we have a change in control or in the event of a highly leveraged transaction (whether or not such transaction results in a change in control) that could adversely affect holders of debt securities.

Events of Default

“Event of Default” means, with respect to any series of debt securities, any of the following:

•

default in the payment of any interest upon any debt security of that series when it becomes due and payable, and such default continues for a period of 30 days (unless the entire amount of the payment is deposited by us with the trustee or with a paying agent prior to the expiration of the 30-day period);

•	default in the payment of principal of any security of that series at its maturity, upon redemption, upon required repurchase or otherwise;

•

default in the performance or breach of any other covenant or warranty by us, or if the series of debt securities is guaranteed by any Subsidiary Guarantor, by such Subsidiary Guarantor, in the indenture (other than a covenant or warranty that has been included in the indenture solely for the benefit of a series of debt securities other than that series), which default continues uncured for a period of 60 days after we receive written notice from the trustee or we and the trustee receive written notice from the holders of not less than 25% in principal amount of the outstanding debt securities of that series as provided in the indenture;

•	certain voluntary or involuntary events of bankruptcy, insolvency or reorganization of us, or, if the series of debt securities is guaranteed by any Subsidiary Guarantor, of such Subsidiary Guarantor;

•	if the series of debt securities is guaranteed by any Subsidiary Guarantor:

•	any of the subsidiary guarantees ceases to be in full force and effect, except as otherwise provided in the indenture;

•	any of the subsidiary guarantees is declared null and void in a judicial proceeding; or

•	any Subsidiary Guarantor denies or disaffirms its obligations under the indenture or its guarantee; or

•	any other Event of Default provided with respect to debt securities of that series that is described in the applicable prospectus supplement.

No Event of Default with respect to a particular series of debt securities (except as to certain events of bankruptcy, insolvency or reorganization) necessarily constitutes an Event of Default with respect to any other series of debt securities. The occurrence of certain Events of Default or an acceleration under the indenture may constitute an event of default under certain indebtedness of ours or our subsidiaries outstanding from time to time.

We will provide the trustee written notice of any default or Event of Default within 30 days of becoming aware of the occurrence of such default or Event of Default, which notice will describe in reasonable detail the status of such default or Event of Default and what action we are taking or propose to take in respect thereof.

If an Event of Default with respect to debt securities of any series at the time outstanding occurs and is continuing, then the trustee or the holders of not less than 25% in principal amount of the outstanding debt securities of that series may, by a notice in writing to us (and to the trustee if given by the holders), declare to be due and payable immediately the principal of (or, if the debt securities of that series are discount securities, that portion of the principal amount as may be specified in the terms of that series) and accrued and unpaid interest, if any, on all debt securities of that series. In the case of an Event of Default resulting from certain events of bankruptcy, insolvency or reorganization of us, the principal (or such specified amount) of and accrued and unpaid interest, if any, on all outstanding debt securities will become and be immediately due and payable without any declaration or other act on the part of the trustee or any holder of outstanding debt securities. At any time after a declaration of acceleration with respect to debt securities has been made, but before a judgment or decree for payment of the money due has been obtained by the trustee, the holders of a majority in principal amount of the outstanding debt securities of that series may rescind and annul the acceleration if all Events of Default, other than the non-payment of accelerated principal and interest, if any, with respect to debt securities, have been cured or waived as provided in the indenture. We refer you to the applicable prospectus supplement relating to any debt securities that are discount securities for the particular provisions relating to acceleration of a portion of the principal amount of such discount securities upon the occurrence of an Event of Default.

The indenture provides that the trustee may refuse to perform any duty or exercise any of its rights or powers under the indenture unless the trustee receives indemnity satisfactory to it against any cost, liability or expense that might be incurred by it in performing such duty or exercising such right or power. Subject to certain rights of the trustee, the holders of a majority in principal amount of the outstanding debt securities of any series will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or exercising any trust or power conferred on the trustee with respect to the debt securities of that series.

No holder of any debt security of any series will have any right to institute any proceeding, judicial or otherwise, with respect to the indenture or for the appointment of a receiver or trustee, or for any remedy under the indenture, unless:

•	that holder has previously given to the trustee written notice of a continuing Event of Default with respect to debt securities of that series; and

•

the holders of not less than 25% in principal amount of the outstanding debt securities of that series have made written request, and offered indemnity or security satisfactory to the trustee, to the trustee to institute the proceeding as trustee, and the trustee has not received from the holders of not less than a majority in principal amount of the outstanding debt securities of that series a direction inconsistent with that request and has failed to institute the proceeding within 60 days.

Notwithstanding any other provision in the indenture, the holder of any debt security will have an absolute and unconditional right to receive payment of the principal of, premium and any interest on that debt security on or after the due dates expressed in that debt security and to institute suit for the enforcement of payment.

The indenture requires us, within 120 days after the end of our fiscal year, to furnish to the trustee a statement as to compliance with the indenture. If a default or Event of Default occurs and is continuing with respect to the securities of any series and if it is known to a responsible officer of the trustee, the trustee shall mail to each Securityholder of the securities of that series notice of a default or Event of Default within 90 days after it occurs or, if later, after a responsible officer of the trustee has knowledge of such default or Event of Default. The indenture provides that the trustee may withhold notice to the holders of debt securities of any series of any default or Event of Default (except in payment on any debt securities of that series) with respect to debt securities of that series if the trustee determines in good faith that withholding notice is in the interest of the holders of those debt securities.

Modification and Waiver

We and the trustee may modify, amend or supplement the indenture or the debt securities of any series without the consent of any holder of any debt security to:

•	cure any ambiguity, defect or inconsistency;

•	comply with covenants in the indenture described above under “—Certain Covenants—Merger, Consolidation or Sale of Assets”;

•	provide for uncertificated securities in addition to or in place of certificated securities;

•	add guarantees with respect to debt securities of any series or secure debt securities of any series;

•	surrender any of our rights or powers under the indenture;

•	provide for the issuance of bearer debt securities (with or without coupons);

•

supplement any of the provisions of the indenture to permit or facilitate the defeasance and discharge of any series of debt securities; provided that the rights of the holders of the debt securities of such series or any other series are not adversely affected in any material respect;

•

change or eliminate any provisions of the indenture that are effective only when there is no outstanding debt security of any series created prior to the execution of such amendment or supplemental indenture that is adversely affected by such change in or elimination of such provision;

•	add covenants or events of default for the benefit of the holders of debt securities of any series;

•	comply with the applicable procedures of the applicable depositary;

•	make any change that does not adversely affect the rights of any holder of debt securities;

•	provide for the issuance of and establish the form and terms and conditions of debt securities of any series as permitted by the indenture;

•

effect the appointment of a successor trustee with respect to the debt securities of any series and to add to or change any of the provisions of the indenture to provide for or facilitate administration by more than one trustee; or

•	to comply with requirements of the SEC in order to effect or maintain the qualification of the indenture under the Trust Indenture Act.

We may also modify and amend the indenture with the consent of the holders of at least a majority in principal amount of the outstanding debt securities of each series affected by the modifications or amendments. We may not make any modification or amendment without the consent of the holders of each affected debt security then outstanding if that amendment will:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or extend the time for payment of interest (including default interest) on any debt security;

•

reduce the principal of or premium on or change the fixed maturity of any debt security or reduce the amount of, or postpone the date fixed for, the payment of any sinking fund or analogous obligation with respect to any series of debt securities;

•	reduce the principal amount of discount securities payable upon acceleration of maturity;

•

waive a default in the payment of the principal of, premium or interest on any debt security (except a rescission of acceleration of the debt securities of any series by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities of that series and a waiver of the payment default that resulted from such acceleration);

•	make the principal of or premium or interest on any debt security payable in currency other than that stated in the debt security;

•	change the coin or currency in which any debt security or any premium or interest with respect thereto is payable;

•

impair the right of any holder to receive payment of principal of and premium, if any, and interest on such holder’s debt securities or to institute suit for the enforcement of the payment of such amounts;

•

make any change to certain provisions of the indenture relating to, among other things, the right of holders of debt securities to receive payment of the principal of, premium and interest on those debt securities and to institute suit for the enforcement of any such payment and to waivers or amendments; or

•	waive a redemption payment with respect to any debt security.

Except for certain specified provisions, the holders of at least a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all debt securities of that series, waive our compliance, or the compliance of any Subsidiary Guarantor, with provisions of the indenture. The holders of a majority in principal amount of the outstanding debt securities of any series may, on behalf of the holders of all the debt securities of such series, waive any past default under the indenture with respect to that series and its consequences, except a default in the payment of the principal of, premium or any interest on any debt security of that series; provided, however, that the holders of a majority in principal amount of the outstanding debt securities of any series may rescind an acceleration and its consequences, including any related payment default that resulted from the acceleration.

Defeasance of Debt Securities and Certain Covenants in Certain Circumstances

Legal Defeasance. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, we may defease and be released from any and all obligations in respect of the debt securities of any series (subject to certain exceptions). We will be so defeased upon the irrevocable deposit with the trustee, in trust, of money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than United States dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money or U.S. government obligations in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities.

This defeasance may occur only if, among other things, we have delivered to the trustee an opinion of counsel stating that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case, to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit, defeasance and discharge and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit, defeasance and discharge had not occurred.

Defeasance of Certain Covenants. The indenture provides that, unless otherwise provided by the terms of the applicable series of debt securities, upon compliance with certain conditions:

•

we may omit to comply with the covenant described under the heading “—Certain Covenants—Merger, Consolidation or Sale of Assets” and certain other covenants set forth in the indenture, as well as any additional covenants which may be set forth in the applicable prospectus supplement; and

•	any omission to comply with those covenants will not constitute a default or an Event of Default with respect to the debt securities of that series (“covenant defeasance”).

The conditions include:

•

depositing with the trustee money and/or U.S. government obligations or, in the case of debt securities denominated in a single currency other than United States dollars, government obligations of the government that issued or caused to be issued such currency, that, through the payment of interest and principal in accordance with their terms, will provide money in an amount sufficient in the opinion of a nationally recognized firm of independent public accountants or investment bank to pay and discharge each installment of principal of, premium and interest on and any mandatory sinking fund payments in respect of the debt securities of that series on the stated maturity of those payments in accordance with the terms of the indenture and those debt securities; and

•

delivering to the trustee an opinion of counsel to the effect that we have received from, or there has been published by, the United States Internal Revenue Service a ruling or, since the date of execution of the indenture, there has been a change in the applicable United States federal income tax law, in either case, to the effect that, and based thereon such opinion shall confirm that, the holders of the debt securities of that series will not recognize income, gain or loss for United States federal income tax purposes as a result of the deposit and related covenant defeasance and will be subject to United States federal income tax on the same amounts and in the same manner and at the same times as would have been the case if the deposit and related covenant defeasance had not occurred.

Satisfaction and Discharge. The indenture provides that, if at any time we shall have delivered to the trustee for cancellation all debt securities of any series theretofore authenticated and delivered (other than any debt securities of such series that shall have been destroyed, lost or stolen and which shall have been replaced or paid as provided in the indenture and debt securities for whose payment money has theretofore been deposited in trust and thereafter repaid to us as provided in the indenture) or all debt securities of such series not theretofore delivered to the trustee for cancellation shall have become due and payable, or are by their terms to become due and payable at their stated maturity within one year or are to be called for redemption within one year under arrangements satisfactory to the trustee for the giving of notice of redemption, and we shall deposit with the trustee as trust funds the entire amount in the currency in which such debt securities are denominated (except as otherwise provided pursuant to the indenture) sufficient to pay at stated maturity or upon redemption all debt securities of such series not theretofore delivered to the trustee for cancellation, including principal and premium, if any, and interest due or to become due on such date of stated maturity or redemption date, as the case may be, and if in either case we shall also pay or cause to be paid all other sums then due and payable hereunder by us with respect to the debt securities of such series, then the indenture shall cease to be of further effect with respect to the debt securities of such series, and the trustee, on our demand accompanied by an officer’s certificate and opinion of counsel and at our cost and expense, shall execute proper instruments acknowledging satisfaction of and discharging the indenture with respect to the debt securities of such series.

Subordination

Debt securities of a series may be subordinated to our “Senior Indebtedness,” which we define generally to include any obligation created or assumed by us for the repayment of borrowed money and any guarantee thereof, whether outstanding or hereafter issued, unless, by the terms of the instrument creating or evidencing such obligation, it is provided that such obligation is subordinate or not superior in right of payment to the debt securities or to other obligations that are pari passu with, or subordinated to, the debt securities. Subordinated debt securities and the related guarantees will be subordinate in right of payment, to the extent and in the manner set forth in the indenture and the applicable prospectus supplement relating to such series, to the prior payment of all of our indebtedness and that of, if applicable, any Subsidiary Guarantor that is designated as “Senior Indebtedness” with respect to the series.

The holders of Senior Indebtedness of ours or, if applicable, a Subsidiary Guarantor will receive payment in full of the Senior Indebtedness before holders of subordinated debt securities will receive any payment of principal, premium, if any, or interest with respect to the subordinated debt securities upon any payment or distribution of our assets or, if applicable to any series of outstanding debt securities, a Subsidiary Guarantor’s assets, to creditors:

•	upon a liquidation or dissolution of us or, if applicable to any series of outstanding debt securities, the Subsidiary Guarantors; or

•	in a bankruptcy, receivership or similar proceeding relating to us or, if applicable to any series of outstanding debt securities, to the Subsidiary Guarantors.

Until the Senior Indebtedness is paid in full, any distribution to which holders of subordinated debt securities would otherwise be entitled will be made to the holders of Senior Indebtedness, except that the holders of subordinated debt securities may receive Capital Stock in us and any debt securities that are subordinated to Senior Indebtedness to at least the same extent as the subordinated debt securities.

If we do not pay any principal, premium, if any, or interest with respect to Senior Indebtedness within any applicable grace period (including at maturity), or any other default on Senior Indebtedness occurs and the maturity of the Senior Indebtedness is accelerated in accordance with its terms, we may not:

•	make any payments of principal, premium, if any, or interest with respect to subordinated debt securities;

•	make any deposit for the purpose of defeasance or discharge of the subordinated debt securities; or

•

repurchase, redeem or otherwise retire any subordinated debt securities, except that in the case of subordinated debt securities that provide for a mandatory sinking fund, we may deliver subordinated debt securities to the trustee in satisfaction of our sinking fund obligation, unless, in either case:

•	the default has been cured or waived and any declaration or acceleration has been rescinded;

•	the Senior Indebtedness has been paid in full in cash; or

•	we and the trustee receive written notice approving the payment from the representatives of each issue of “Designated Senior Indebtedness.”

Generally, “Designated Senior Indebtedness” will include:

•	any specified issue of Senior Indebtedness of at least $100 million; and

•	any other Senior Indebtedness that we may designate in respect of any series of subordinated debt securities.

During the continuance of any default, other than a default described in the immediately preceding paragraph, that may cause the maturity of any Designated Senior Indebtedness to be accelerated immediately without further notice, other than any notice required to effect such acceleration, or the expiration of any applicable grace periods, we may not pay the subordinated debt securities for a period called the “Payment Blockage Period.” A Payment Blockage Period will commence on the receipt by us and the trustee of written notice of the default, called a “Blockage Notice,” from the representative of any Designated Senior Indebtedness specifying an election to effect a Payment Blockage Period and will end 179 days thereafter.

The Payment Blockage Period may be terminated before its expiration:

•	by written notice from the person or persons who gave the Blockage Notice;

•	by repayment in full in cash of the Designated Senior Indebtedness with respect to which the Blockage Notice was given; or

•	if the default giving rise to the Payment Blockage Period is no longer continuing.

Unless the holders of the Designated Senior Indebtedness have accelerated the maturity of the Designated Senior Indebtedness, we may resume payments on the subordinated debt securities after the expiration of the Payment Blockage Period.

Generally, not more than one Blockage Notice may be given in any period of 360 consecutive days. The total number of days during which any one or more Payment Blockage Periods are in effect, however, may not exceed an aggregate of 179 days during any period of 360 consecutive days.

After all Senior Indebtedness is paid in full and until the subordinated debt securities are paid in full, holders of the subordinated debt securities shall be subrogated to the rights of holders of Senior Indebtedness to receive distributions applicable to Senior Indebtedness.

As a result of the subordination provisions described above, in the event of insolvency, the holders of Senior Indebtedness, as well as certain of our general creditors, may recover more, ratably, than the holders of the subordinated debt securities.

Governing Law

The indenture and the debt securities, including any claim or controversy arising out of or relating to the indenture or the securities, will be governed by the laws of the State of New York.

The indenture will provide that we, the trustee and the holders of the debt securities (by their acceptance of the debt securities) irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of, or relating to, the indenture, the debt securities or the transactions contemplated thereby.

Glossary

“Capital Stock” means:

(1) in the case of a corporation, corporate stock;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

“Consolidated Net Tangible Assets” means, at any date of determination, the total amount of assets of us and our consolidated subsidiaries after deducting therefrom:

(1) all current liabilities (excluding (A) any current liabilities that by their terms are extendable or renewable at the option of the obligor thereon to a time more than twelve months after the time as of which the amount thereof is being computed and (B) current maturities of long-term debt; and

(2) the value (net of any applicable reserves) of all goodwill, trade names, trademarks, patents and other like intangible assets, all as set forth, or on a pro forma basis would be set forth, on our consolidated balance sheet and our consolidated subsidiaries for our most recently completed fiscal quarter for which financial statements have been filed with the SEC, prepared in accordance with generally accepted accounting principles.

“Credit Agreement” means that certain Credit Agreement, dated as of February 17, 2022, among the Company, Bank of America, N.A., as the administrative agent, collateral agent and swing line lender and the other agents and lenders party thereto, as the same may be further amended, restated, refinanced, replaced, renewed, refunded or otherwise modified, in whole or in part, from time to time.

“Indebtedness” of any person at any date means any obligation created or assumed by such person for the repayment of borrowed money or any guaranty thereof.

“Joint Venture” means any Person that is not a direct or indirect subsidiary of ours in which we or any of our subsidiaries owns Capital Stock.

“Non-Recourse Indebtedness” means any Indebtedness incurred by any Joint Venture or Non-Recourse Subsidiary which does not provide for recourse against us or any subsidiary of ours (other than a Non-Recourse Subsidiary) or any property or asset of ours or any subsidiary of ours (other than the Capital Stock or the properties or assets of a Joint Venture or Non-Recourse Subsidiary).

“Non-Recourse Subsidiary” means any subsidiary of ours (i) whose principal purpose is to incur Non-Recourse Indebtedness and/or construct, lease, own or operate the assets financed in whole or in part thereby, or to become a direct or indirect partner, member or other equity participant or owner in a partnership, limited partnership, limited liability partnership, corporation (including a business trust), limited liability company, unlimited liability company, joint stock company, trust, unincorporated association or joint venture created for such purpose (collectively, a “Business Entity”), (ii) who is not an obligor or otherwise bound with respect to any Indebtedness other than Non-Recourse Indebtedness, (iii) the majority of the assets of which subsidiary or Business Entity are limited to (x) those assets being financed (or to be financed), or the operation of which is being financed (or to be financed), in whole or in part by Non-Recourse Indebtedness, (y) Capital Stock in, or Indebtedness or other obligations of, one or more other Non-Recourse Subsidiaries or Business Entities or (z) other assets reasonably related thereto and (iv) any subsidiary of a Non-Recourse Subsidiary; provided that such subsidiary shall be considered to be a Non-Recourse Subsidiary only to the extent that and for so long as each of the above requirements are met.

“Permitted Liens” means:

(1) liens upon rights-of-way for pipeline purposes;

(2) easements, rights-of-way, restrictions and other similar encumbrances incurred in the ordinary course of business and encumbrances consisting of zoning restrictions, easements, licenses, restrictions on the use of real property or minor imperfections in title thereto and which do not in the aggregate materially adversely affect the value of the properties encumbered thereby or materially impair their use in the operation of the business of us and our subsidiaries;

(3) rights reserved to or vested by any provision of law in any municipality or public authority to control or regulate any of the properties of us or any subsidiary or the use thereof or the rights and interests of us or any subsidiary therein, in any manner under any and all laws;

(4) rights reserved to the grantors of any properties of us or any subsidiary, and the restrictions, conditions, restrictive covenants and limitations, in respect thereto, pursuant to the terms, conditions and provisions of any rights-of-way agreements, contracts or other agreements therewith;

(5) any statutory or governmental lien or lien arising by operation of law, or any mechanics’, repairmen’s, materialmen’s, suppliers’, carriers’, landlords’, warehousemen’s or similar lien incurred in the ordinary course of business which is not more than sixty (60) days past due or which is being contested in good faith by appropriate processes or proceedings and any undetermined lien which is incidental to construction, development, improvement or repair;

(6) any right reserved to, or vested in, any municipality or public authority by the terms of any right, power, franchise, grant, license, permit or by any provision of law, to purchase or recapture or to designate a purchaser of, any property;

(7) liens for taxes and assessments which are (a) for the then current year, (b) not at the time delinquent, or (c) delinquent but the validity or amount of which is being contested at the time by us or any of our subsidiaries in good faith by appropriate processes or proceedings;

(8) liens of, or to secure performance of, leases;

(9) any lien in favor of us or any subsidiary;

(10) any lien upon any property or assets of us or any subsidiary in existence on the date of the initial issuance of the debt securities;

(11) any lien incurred in the ordinary course of business in connection with workmen’s compensation, unemployment insurance, temporary disability, social security, retiree health or similar laws or regulations or to secure obligations imposed by statute or governmental regulations;

(12) liens in favor of any person to secure obligations under provisions of any letters of credit, bank guarantees, bonds or surety obligations required or requested by any governmental authority in connection with any contract or statute, provided that such obligations do not constitute Indebtedness; or any lien upon or deposits of any assets to secure performance of bids, trade contracts, leases or statutory obligations, and other obligations of a like nature incurred in the ordinary course of business;

(13) any lien upon any property or assets created at the time of acquisition of such property or assets by us or any of our subsidiaries or within one year after such time to secure all or a portion of the purchase price for such property or assets or debt incurred to finance such purchase price, whether such debt was incurred prior to, at the time of or within one year after the date of such acquisition;

(14) any lien upon any property or assets to secure all or part of the cost of construction, development, repair or improvements thereon or to secure Indebtedness incurred prior to, at the time of, or within one year after completion of such construction, development, repair or improvements or the commencement of full operations thereof (whichever is later), to provide funds for any such purpose;

(15) any lien upon any property or assets existing thereon at the time of the acquisition thereof by us or any of our subsidiaries and any lien upon any property or assets of a person existing thereon at the time such person becomes a subsidiary of us by acquisition, merger or otherwise; provided that, in each case, such lien only encumbers the property or assets so acquired or owned by such person at the time such person becomes a subsidiary;

(16) liens imposed by law or order as a result of any proceeding before any court or regulatory body that is being contested in good faith, and liens which secure a judgment or other court-ordered award or settlement as to which we or the applicable subsidiary has not exhausted its appellate rights;

(17) any extension, renewal, refinancing, refunding or replacement (or successive extensions, renewals, refinancing, refunding or replacements) of liens, in whole or in part, referred to in clauses (1) through (16) above; provided, however, that any such extension, renewal, refinancing, refunding or replacement lien shall be limited to the property or assets covered by the lien extended, renewed, refinanced, refunded or replaced and that the obligations secured by any such extension, renewal, refinancing, refunding or replacement lien shall be in an amount not greater than the amount of the obligations secured by the lien extended, renewed, refinanced, refunded or replaced and any expenses of us or our subsidiaries (including any premium) incurred in connection with such extension, renewal, refinancing, refunding or replacement;

(18) any lien on property or assets, or pledges of Capital Stock, of (a) any Joint Venture owned by us or any subsidiary of ours or (b) any Non-Recourse Subsidiary, in each case only to the extent securing Non-Recourse Indebtedness of such Joint Venture or Non-Recourse Subsidiary; and

(19) any lien resulting from the deposit of moneys or evidence of indebtedness in trust for the purpose of defeasing Indebtedness of us or any of our subsidiaries.

“Person” means any individual, corporation, partnership, limited liability company, joint venture, incorporated or unincorporated association, joint stock company, trust, unincorporated organization or government or other agency, instrumentality or political subdivision thereof or other entity of any kind.

“Principal Property” means, whether owned or leased on the date of the initial issuance of the debt securities or thereafter acquired:

(1) any pipeline assets of us or any of our subsidiaries, including any related facilities employed in the gathering, transportation, distribution, storage or marketing of natural gas, refined petroleum products, natural gas liquids and petrochemicals, that are located in the United States of America; and

(2) any processing, compression, treating, blending or manufacturing plant or terminal owned or leased by us or any of our subsidiaries that is located in the United States except in the case of either of the preceding clause (1) or this clause (2):

(a) any such assets consisting of inventories, furniture, office fixtures and equipment (including data processing equipment), vehicles and equipment used on, or useful with, vehicles; and

(b) any such assets which, in our good faith opinion, are not material in relation to the activities of us and our subsidiaries taken as a whole.

“Restricted Subsidiary” means any subsidiary owning or leasing, directly or indirectly through ownership in another subsidiary, any Principal Property.

“subsidiary” means, with respect to any Person, any corporation, association or business entity of which more than 50% of the total voting power of the equity interests entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, or trustees thereof or any partnership of which more than 50% of the partners’ equity interests (considering all partners’ equity interests as a single class) is, in each case, at the time owned or controlled, directly or indirectly, by such Person or one or more subsidiaries of such Person or combination thereof.

DESCRIPTION OF CAPITAL STOCK

The following summary of our common stock, preferred stock, amended and restated certificate of incorporation, as amended (the “amended and restated certificate of incorporation”) and amended and restated bylaws does not purport to be complete and is qualified in its entirety by reference to the provisions of applicable law and to our amended and restated certificate of incorporation, and amended and restated bylaws, which are filed as exhibits to the registration statement of which this prospectus is a part.

Common Stock

The authorized common stock of Targa Resources Corp. consists of 450,000,000 shares, $0.001 par value per share. As of March 18, 2022, we had 228,486,051 shares of common stock issued outstanding.

Except as provided by law or in a preferred stock designation, holders of common stock are entitled to one vote for each share held of record on all matters submitted to a vote of the stockholders, have the exclusive right to vote for the election of directors and do not have cumulative voting rights. Except as otherwise required by law, holders of common stock, as such, are not entitled to vote on any amendment to the certificate of incorporation (including any certificate of designations relating to any series of preferred stock) that relates solely to the terms of any outstanding series of preferred stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to the certificate of incorporation (including any certificate of designations relating to any series of preferred stock) or pursuant to the General Corporation Law of the State of Delaware (the “DGCL”). Subject to preferences that may be applicable to any outstanding shares or series of preferred stock, holders of common stock are entitled to receive ratably such dividends (payable in cash, stock or otherwise), if any, as may be declared from time to time by our board of directors out of funds legally available for dividend payments. All outstanding shares of common stock are fully paid and non-assessable. The holders of common stock have no preferences or rights of conversion, exchange, pre-emption or other subscription rights. There are no redemption or sinking fund provisions applicable to the common stock. In the event of any liquidation, dissolution or winding-up of our affairs, holders of common stock will be entitled to share ratably in our assets that are remaining after payment or provision for payment of all of our debts and obligations and after liquidation payments to holders of outstanding shares of preferred stock, if any.

Preferred Stock

The authorized preferred stock of Targa Resources Corp. consists of 100,000,000 shares, $0.001 par value per share. As of March 18, 2022, we had 919,300 shares of Series A Preferred Stock (the “Series A Preferred Stock”) issued and outstanding. Our amended and restated certificate of incorporation authorizes our board of directors, subject to any limitations prescribed by law, without further stockholder approval, to establish and to issue from time to time one or more classes or series of preferred stock. Each class or series of preferred stock will cover the number of shares and will have the powers, preferences, rights, qualifications, limitations and restrictions determined by the board of directors, which may include, among others, dividend rights, liquidation preferences, voting rights, conversion rights, preemptive rights and redemption rights. Except as provided by law or in a preferred stock designation, the holders of preferred stock will not be entitled to vote at or receive notice of any meeting of stockholders.

In March 2016, we issued 965,100 shares of Series A Preferred Stock, which rank senior to our common stock with respect to distribution rights and rights upon liquidation. In December 2020, we repurchased 45,800 shares of Series A Preferred Stock. Subject to certain exceptions, so long as any Series A Preferred Stock remains outstanding, we may not declare any dividend or distribution on our common stock unless all accumulated and unpaid dividends have been declared and paid on the Series A Preferred Stock. In the event of our liquidation, winding-up or dissolution, the holders of the Series A Preferred Stock would have the right to receive proceeds from any such transaction before the holders of the common stock. Distributions on the Preferred Shares are paid quarterly out of funds legally available for payment, in an amount equal to an annual rate of 9.5% ($95.00 per share annualized) of $1,000 per Preferred Share, subject to certain adjustments.

The Certificate of Designations governing the Series A Preferred Stock provides the holders of the Series A Preferred Stock with the right to vote, under certain conditions, on an as-converted basis with our common stockholders on matters submitted to a stockholder vote. So long as any Series A Preferred Stock is outstanding, subject to certain exceptions, the affirmative vote or consent of the holders of at least a majority of the outstanding Series A Preferred Stock, voting together as a separate class, will be necessary for effecting or validating, among other things: (i) any issuance of stock senior to the Series A Preferred Stock, (ii) any issuance, authorization or creation of, or any increase by any of our consolidated subsidiaries of any issued or authorized amount of, any specific class or series of securities, (iii) any issuance by us of parity stock, subject to certain exceptions and (iv) any incurrence of indebtedness by us and our consolidated subsidiaries for borrowed monies, other than under our existing credit agreement and the Partnership’s existing credit agreement (or replacement commercial bank credit facilities) in an aggregate amount up to $2.75 billion, or indebtedness that complies with a specified fixed charge coverage ratio.

Anti-Takeover Provisions of Our Amended and Restated Certificate of Incorporation, Our Amended and Restated Bylaws and Delaware Law

Some provisions of Delaware law, our amended and restated certificate of incorporation and our amended and restated bylaws described below, contain provisions that could make the following transactions more difficult: acquisitions of us by means of a tender offer, a proxy contest or otherwise and removal of our incumbent officers and directors. These provisions may also have the effect of preventing changes in our management. It is possible that these provisions could make it more difficult to accomplish or could deter transactions that stockholders may otherwise consider to be in their best interest or in our best interests, including transactions that might result in a premium over the market price for our shares.

These provisions, summarized below, are expected to discourage coercive takeover practices and inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection and our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging these proposals because, among other things, negotiation of these proposals could result in an improvement of their terms.

Delaware Law

Pursuant to our amended and restated certificate of incorporation, we are subject to the provisions of Section 203 of the DGCL. In general, those provisions prohibit a Delaware corporation, including those whose securities are listed for trading on the NYSE, from engaging in any business combination with any interested stockholder for a period of three years following the date that the stockholder became an interested stockholder, unless:

•	the transaction is approved by the board of directors before the date the interested stockholder attained that status;

•

after the completion of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

•

on or after such time as such person becomes an interested stockholder, the business combination is approved by the board of directors and authorized at a meeting of stockholders by at least two-thirds of the outstanding voting stock that is not owned by the interested stockholder.

Section 203 defines “business combination” to include the following:

•	any merger or consolidation involving the corporation and the interested stockholder;

•	any sale, transfer, pledge or other disposition (in one or a series of transactions) of 10% or more of the assets of the corporation involving the interested stockholder;

•	subject to certain exceptions, any transaction that results in the issuance or transfer by the corporation of any stock of the corporation to the interested stockholder;

•

subject to certain exceptions, any transaction involving the corporation that has the effect of increasing the proportionate share of the stock of any class or series of the corporation beneficially owned by the interested stockholder; or

•	the receipt by the interested stockholder of the benefit, directly or indirectly, of any loans, advances, guarantees, pledges or other financial benefits provided by or through the corporation.

In general, Section 203 defines an interested stockholder as any entity or person beneficially owning 15% or more of the outstanding voting stock of the corporation and any entity or person affiliated with or controlling or controlled by any of these entities or persons.

Certificate of Incorporation and Bylaws

Among other things, our amended and restated certificate of incorporation and amended and restated bylaws:

•

provide advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders, which may preclude our stockholders from bringing matters before our stockholders at an annual or special meeting;

•	these procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken;

•

generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year;

•

provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deterring hostile takeovers or delaying changes in control or management of our company;

•	provide that our board of directors shall be divided into three classes of directors;

•	provide that the authorized number of directors may be changed only by resolution of our board of directors;

•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•

provide that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock;

•	provide that directors may be removed only for cause and only by the affirmative vote of holders of at least 66 2/3% of the voting power of our then outstanding common stock;

•

provide that our amended and restated certificate of incorporation and amended and restated bylaws may be amended by the affirmative vote of the holders of at least 66 2/3% of our then outstanding common stock;

•	provide that special meetings of our stockholders may only be called by our board of directors, our chief executive officer or the chairman of the board; and

•	provide that our amended and restated bylaws can be amended or repealed by our board of directors or our stockholders.

Limitation of Liability and Indemnification Matters

Our amended and restated certificate of incorporation limits the liability of our directors for monetary damages for breach of their fiduciary duty as directors, except for the following liabilities that cannot be eliminated under the DGCL:

•	for any breach of their duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law;

•	for an unlawful payment of dividends or an unlawful stock purchase or redemption, as provided under Section 174 of the DGCL; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment, repeal or modification of these provisions will be prospective only and would not affect any limitation on liability of a director for acts or omissions that occurred prior to any such amendment, repeal or modification.

Our amended and restated bylaws provide that we will indemnify our directors and officers to the fullest extent permitted by the DGCL. Our amended and restated bylaws also permit us to purchase insurance on behalf of any of our officers, directors, employees or agents or any person who is or was serving at our request as an officer, director, employee or agent of another enterprise for any expense, liability or loss asserted against such person and incurred by any such person in any such capacity, or arising out of that person’s status as such, regardless of whether the DGCL would permit indemnification.

We have entered into indemnification agreements with each of our directors and officers. The agreements provide that we will indemnify and hold harmless each indemnitee for certain expenses to the fullest extent permitted or authorized by law, including the DGCL, in effect on the date of the agreement or as it may be amended to provide more advantageous rights to the indemnitee. If such indemnification is unavailable as a result of a court decision and if we and the indemnitee are jointly liable in the proceeding, we will contribute funds to the indemnitee for his expenses in proportion to relative benefit and fault of us and the indemnitee in the transaction giving rise to the proceeding. The indemnification agreements also provide that we will indemnify the indemnitee for monetary damages for actions taken as our director or officer or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be but only if (i) the indemnitee acted in good faith and, in the case of conduct in his official capacity, in a manner he reasonably believed to be in our best interests and, in all other cases, not opposed to our best interests and (ii) in the case of a criminal proceeding, the indemnitee must have had no reasonable cause to believe that his conduct was unlawful. The indemnification agreements also provide that we must advance payment of certain expenses to the indemnitee, including fees of counsel, subject to receipt of an undertaking from the indemnitee to return such advance if it is ultimately determined that the indemnitee is not entitled to indemnification.

We believe that the limitation of liability provision in our amended and restated certificate of incorporation and the indemnification agreements will facilitate our ability to continue to attract and retain qualified individuals to serve as directors and officers.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock and our Series A Preferred Stock is Computershare Trust Company, N.A.

Listing

Our common stock is listed on the NYSE under the symbol “TRGP.”

DESCRIPTION OF DEPOSITARY SHARES

We may offer depositary shares (either separately or together with other securities) representing fractional interests in our preferred stock of any series. In connection with the issuance of any depositary shares, we will enter into a depositary agreement with a bank or trust company, as depositary, which will be named in the applicable prospectus supplement. Depositary shares will be evidenced by depositary receipts issued pursuant to the related depositary agreement. If we elect to offer fractional interests in shares of preferred stock to the public, we will deposit the preferred stock with the relevant preferred stock depositary and will cause the preferred stock depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the depositary agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of preferred stock represented by the related depositary share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the preferred stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange redemption and liquidation rights).

DESCRIPTION OF WARRANTS

We may issue warrants for the purchase of our common stock. Warrants may be issued independently or together with our debt securities, preferred stock or common stock offered by any prospectus supplement and may be attached to or separate from any such offered securities. Each series of warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of warrants. The warrant agent will act solely as our agent in connection with the warrants and will not assume any obligation or relationship of agency or trust for or with any holders of warrants or beneficial owners of warrants. The following summary of certain provisions of the warrants does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all provisions of the warrant agreements.

You should refer to the prospectus supplement relating to a particular issue of warrants for the terms of and information relating to the warrants, including, where applicable:

(1)	the number of shares of common stock purchasable upon exercise of the warrants and the price at which such number of shares of common stock may be purchased upon exercise of the warrants;

(2)	the date on which the right to exercise the warrants commences and the date on which such right expires (the “Expiration Date”);

(3)	United States federal income tax consequences applicable to the warrants;

(4)	the amount of the warrants outstanding as of the most recent practicable date; and

(5)	any other terms of the warrants.

Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each warrant will entitle its holder to purchase such number of shares of common stock at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised warrants will become void. The place or places where, and the manner in which, warrants may be exercised will be specified in the prospectus supplement relating to such warrants.

Prior to the exercise of any warrants, holders of the warrants will not have any of the rights of holders of common stock, including the right to receive payments of any dividends on the common stock purchasable upon exercise of the warrants, or to exercise any applicable right to vote.

PLAN OF DISTRIBUTION

Under this prospectus, we intend to offer our securities to the public:

•	through one or more broker-dealers who may act as agent or may purchase securities as principal and thereafter resell the securities from time to time;

•	through one or more underwriters for public offering and sale; or

•	directly to investors.

We will fix a price of our securities or will price our securities at:

•	market prices prevailing at the time of any sale under this registration statement;

•	prices related to then-current market prices; or

•	negotiated prices.

We may change the price of the securities offered from time to time.

We will pay or allow distributors’ or sellers’ commissions that will not exceed those customary in the types of transactions involved. Broker-dealers may act as agents or may purchase securities as principal and thereafter resell the securities from time to time:

•	in or through one or more transactions (which may involve cross transactions and block trades) or distributions;

•	on the NYSE;

•	in the over-the-counter market; or

•	in private transactions.

Broker-dealers or underwriters may receive compensation in the form of underwriting discounts or commissions and may receive commissions from purchasers of the securities for whom they may act as agents. If any broker-dealer purchases the securities as principal, it may effect resales of the securities from time to time to or through other broker-dealers, and other broker-dealers may receive compensation in the form of concessions or commissions from the purchasers of securities for whom they may act as agents.

The prospectus supplement with respect to any offering of securities will set forth the terms of the offering, including: (i) the name or names of any underwriters; (ii) the purchase price of the securities and the proceeds to us from the sale; (iii) any underwriting discounts and commissions and other items constituting underwriters’ compensation; (iv) any delayed delivery arrangements; and (v) other important information.

We will enter into an underwriting agreement with the underwriters at the time of sale to them. We will set forth the names of these underwriters and the terms of the transaction in the prospectus supplement, which will be used by the underwriters to make resales of the securities in respect of which this prospectus is delivered to the public. We may indemnify underwriters, brokers, dealers and agents against specific liabilities, including liabilities under the Securities Act. Any underwriters, brokers, dealers and agents who participate in any sale of the securities may also engage in transactions with, or perform services for, us or our affiliates in the ordinary course of their businesses.

LEGAL MATTERS

Certain legal matters in connection with the securities will be passed upon by Vinson & Elkins L.L.P., Houston, Texas, as our counsel. Any underwriter or agent will be advised about other issues relating to any offering by its own legal counsel.

EXPERTS

The financial statements and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2021 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.	Other Expenses of Issuance and Distribution

Set forth below are the expenses (other than underwriting discounts and commissions) expected to be incurred in connection with the issuance and distribution of the securities registered hereby:

Securities and Exchange Commission registration fee		*
Legal fees and expenses		**
Accounting fees and expenses		**
Printing and engraving expenses		**
Transfer agent and registrar fees		**
Trustee fees and expenses		**
Miscellaneous		**
Total	$	**

*	The registrant is deferring payment of the registration fee in reliance on Rule 456(b) and Rule 457(r).
**	These fees are calculated based on the number of issuances and amount of securities offered and accordingly cannot be estimated at this time.

ITEM 15.	Indemnification of Directors and Officers

Our bylaws provide that a director will not be liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involved intentional misconduct or a knowing violation of the law, (3) under section 174 of the DGCL for unlawful payment of dividends or improper redemption of stock or (4) for any transaction from which the director derived an improper personal benefit. In addition, if the DGCL is amended to authorize the further elimination or limitation of the liability of directors, then the liability of a director of the corporation, in addition to the limitation on personal liability provided for in our amended and restated certificate of incorporation, will be limited to the fullest extent permitted by the amended DGCL. Our bylaws further provide that the corporation will indemnify, and advance expenses to, any officer or director to the fullest extent authorized by the DGCL.

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement in connection with specified actions, suits and proceedings whether civil, criminal, administrative, or investigative, other than a derivative action by or in the right of the corporation, if they acted in good faith and in a manner they reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification extends only to expenses, including attorneys’ fees, incurred in connection with the defense or settlement of such action and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s certificate of incorporation, bylaws, disinterested director vote, stockholder vote, agreement or otherwise.

The limited liability company agreement, limited partnership agreement or bylaws, as applicable, of each of our subsidiary guarantors provides for the indemnification of (i) present or former members of the board of directors or managers of the applicable subsidiary guarantor or any committee thereof, (ii) present or former officers, employees, partners, agents or trustees of the applicable subsidiary guarantor or (iii) persons serving at the request of the applicable subsidiary guarantor in another entity in a similar capacity as that referred to in the immediately preceding clauses (i) or (ii) (each, a “Subsidiary Indemnitee”) to the fullest extent permitted by law, from and against any and all losses, claims, damages, liabilities, joint or several, expenses (including reasonable legal fees and expenses), judgments, fines, penalties, interest, settlements and other amounts arising from any and all claims, demands, actions, suits or proceedings, whether civil, criminal, administrative or investigative, in which any such person may be involved, or is threatened to be involved, as a party or otherwise, by reason of such person’s status as a Subsidiary Indemnitee; provided, that in each case the Subsidiary Indemnitee acted in good faith and in a manner that such Subsidiary Indemnitee believed to be in, or not opposed to, the best interests of the applicable subsidiary guarantor and, with respect to any criminal proceeding, had no reasonable cause to believe such Subsidiary Indemnitee’s conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction or upon a plea of nolo contendere, or its equivalent, shall not create a presumption that the Subsidiary Indemnitee acted in a manner contrary to that specified above. Any indemnification pursuant to these provisions shall be made only out of the assets of the applicable subsidiary guarantor. Each subsidiary guarantor is authorized to purchase and maintain insurance, on behalf of the members of its respective board of directors or managers, as the case may be, its officers and such other persons as its respective board of directors or managers, as the case may be, may determine, against any liability that may be asserted against or expense that may be incurred by such person in connection with the activities of the applicable subsidiary guarantor, regardless of whether the applicable subsidiary guarantor would have the power to indemnify such person against such liability under the provisions of its limited liability company agreement, limited partnership agreement or bylaws, as applicable.

Each of Section 17-108 of the Delaware Limited Partnership Act and Section 18-108 of the Delaware Limited Liability Company Act, respectively, provides that, subject to such standards and restrictions, if any, as are set forth in the governing document of a Delaware entity, such Delaware entity may, and has the power to, indemnify and hold harmless any partner, or member or manager, as applicable, or other person from and against any and all claims and demands whatsoever.

Section 8.051 of the Texas Business Organizations Code (the “TBOC”) provides that a Texas entity must indemnify a governing person, former governing person, delegate or other person in connection with a proceeding in which the person is a respondent because such person’s title with such entity if the person is wholly successful in defense of the proceeding or if a court determines that such person is entitled to indemnification under the TBOC. Section 8.101 of the TBOC provides that, subject to such standards and restrictions as provided in the TBOC and in the governing documents of the applicable entity, if any, a Texas entity may, and has the power to, indemnify any governing person, former governing person, delegate or other person from and against certain claims and demands as further described in the TBOC.

Section 2017 of the Oklahoma Limited Liability Company Act (“OKLLCA”) provides that, subject to certain exceptions, the articles of organization or operating agreement of an Oklahoma limited liability company may eliminate or limit the personal liability of a member or manager for monetary damages for breach of certain duties as provided for in the OKLLCA and provide for indemnification of a member or manager for judgments, settlements, penalties, fines or expenses incurred in any proceeding because the person is or was a member or manager. Section 2003 of the OKLLCA further provides that any Oklahoma limited liability company may indemnify and hold harmless any member, agent, or employee from and against any and all claims and demands whatsoever, except in the case of action or failure to act by the member, agent, or employee that constitutes willful misconduct or recklessness, and subject to the standards and restrictions, if any, set forth in the articles of organization or operating agreement of such Oklahoma limited liability company.

We have entered into Indemnification Agreements (each, an “Indemnification Agreement”) with each director and officer of Targa Resources Corp. and certain other former directors (each, an “Indemnitee”). Each Indemnification Agreement provides that we will indemnify and hold harmless each Indemnitee for Expenses (as defined in the Indemnification Agreement) to the fullest extent permitted or authorized by law in effect on the date of the agreement or as it may be amended to provide more advantageous rights to the Indemnitee. If such indemnification is unavailable as a result of a court decision and if we and the Indemnitee are jointly liable in the proceeding, we will contribute funds to the Indemnitee for his Expenses in proportion to relative benefit and fault of us and the Indemnitee in the transaction giving rise to the proceeding.

Each Indemnification Agreement also provides that we will indemnify the Indemnitee for monetary damages for actions taken as a director or officer of us, or for serving at our request as a director or officer or another position at another corporation or enterprise, as the case may be but only if (i) the Indemnitee acted in good faith and, in the case of conduct in his official capacity, in a manner he reasonably believed to be in the best interests of us and, in all other cases, not opposed to the best interests of us and (ii) in the case of a criminal proceeding, the Indemnitee must have had no reasonable cause to believe that his conduct was unlawful. The Indemnification Agreement also provides that we must advance payment of certain Expenses to the Indemnitee, including fees of counsel, subject to receipt of an undertaking from the Indemnitee to return such advance if it is ultimately determined that the Indemnitee is not entitled to indemnification.

ITEM 16.	Exhibits and Financial Statement Schedules

(a) Exhibits

The exhibits listed on the accompanying Exhibit Index are filed or incorporated by reference as part of this Registration Statement, and such Exhibit Index is incorporated herein by reference.

ITEM 17.	Undertakings

The undersigned registrant hereby undertakes:

1.	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the “Securities Act”);

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Securities and Exchange Commission (the “Commission”) pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) above do not apply if the registration statement is on Form S-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the “Exchange Act”) that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

2.

That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

3.	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

4.	That, for the purpose of determining liability under the Securities Act to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

5.

That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this Registration Statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

6.

For purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

7.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

Exhibit Index

Exhibit Number		Description

1.1**	—	Form of Underwriting Agreement

3.1	—	Amended and Restated Certificate of Incorporation of Targa Resources Corp. (incorporated by reference to Exhibit 3.1 to Targa Resources Corp.’s Current Report on Form 8-K filed December 16, 2010 (File No. 001-34991)).

3.2	—	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Targa Resources Corp. (incorporated by reference to Exhibit 3.1 to Targa Resources Corp.’s Current Report on Form 8-K filed May 26, 2021 (File No. 001-34991)).

3.3	—	Certificate of Designations of Series A Preferred Stock of Targa Resources Corp., filed with the Secretary of State of the State of Delaware on March 16, 2016 (incorporated by reference to Exhibit 3.1 to Targa Resources Corp.’s Current Report on Form 8-K/A filed March 17, 2016 (File No. 001-34991)).

3.4	—	Amended and Restated Bylaws of Targa Resources Corp. (incorporated by reference to Exhibit 3.2 to Targa Resources Corp.’s Current Report on Form 8-K filed December 16, 2010 (File No. 001-34991)).

3.5	—	First Amendment to the Amended and Restated Bylaws of Targa Resources Corp. (incorporated by reference to Exhibit 3.1 to Targa Resources Corp.’s Current Report on Form 8-K filed January 15, 2016 (File No. 001-34991)).

4.1	—	Specimen Common Stock Certificate (incorporated by reference to Exhibit 4.1 to Targa Resources Corp.’s Registration Statement on Form S-1/A filed November 12, 2010 (File No. 333-169277)).

4.2	—	Registration Rights Agreement, dated March 16, 2016, by and among Targa Resources Corp. and the purchasers named on Schedule A thereto (incorporated by reference to Exhibit 4.1 to Targa Resources Corp.’s Current Report on Form 8-K/A filed March 17, 2016 (File No. 001-34991)).

4.3	—	Amendment No. 1 to the Registration Rights Agreement dated March 16, 2016, dated September 13, 2016, among Targa Resources Corp. and Stonepeak Target Holdings, LP and Stonepeak Target Upper Holdings LLC (incorporated by reference to Exhibit 4.3 to Targa Resources Corp.’s Quarterly Report on Form 10-Q filed November 4, 2016 (File No. 001-34991)).

4.4	—	Registration Rights Agreement, dated March 16, 2016, by and among Targa Resources Corp. and the purchasers named on Schedule A thereto (incorporated by reference to Exhibit 4.2 to Targa Resources Corp.’s Current Report on Form 8-K/A filed March 17, 2016 (File No. 001-34991)).

4.5	—	Amendment No. 1 to the Registration Rights Agreement dated March 16, 2016, dated September 13, 2016, among Targa Resources Corp. and Stonepeak Target Holdings, LP and Stonepeak Target Upper Holdings LLC (incorporated by reference to Exhibit 4.2 to Targa Resources Corp.’s Quarterly Report on Form 10-Q filed November 4, 2016 (File No. 001-34991)).

4.6	—	Board Representation and Observation Rights Agreement, dated as of March 16, 2016, by and between Targa Resources Corp. and Stonepeak Target Holdings LP (incorporated by reference to Exhibit 4.3 to Targa Resources Corp.’s Current Report on Form 8-K/A filed March 17, 2016 (File No. 001-34991)).

Exhibit Number		Description

4.7	—	Warrant Agreement, dated as of March 16, 2016, by and among Targa Resources Corp., Computershare Inc. and Computershare Trust Company, N.A. (incorporated by reference to Exhibit 4.4 to Targa Resources Corp.’s Current Report on Form 8-K/A filed March 17, 2016 (File No. 001-34991)).

4.8*	—	Form of Indenture for Debt Securities.

4.9	—	Form of Debt Securities (included in Exhibit 4.8).

4.10**	—	Form of Preferred Stock Designation.

4.11**	—	Form of Warrant Agreement.

4.12**	—	Form of Deposit Agreement.

4.13**	—	Form of Unit Agreement (including Form of Unit).

5.1*	—	Opinion of Vinson & Elkins L.L.P. as to the legality of the securities registered hereby.

23.1*	—	Consent of PricewaterhouseCoopers LLP.

23.2*	—	Consent of Vinson & Elkins L.L.P. (contained in Exhibit 5.1).

24.1*	—	Powers of Attorney (included on the signature pages of this Registration Statement).

25.1*	—	Form T-1 Statement of Eligibility and Qualification respecting the Indenture.

107*	—	Filing fee table.

*	Filed herewith.
**	To be filed as an exhibit to a report pursuant to Section 13(a) or 15(d) of the Exchange Act or in a post-effective amendment to this Registration Statement.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, in the State of Texas, on March 21, 2022.

TARGA RESOURCES CORP.

By:	/s/ Jennifer R. Kneale
Name:	Jennifer R. Kneale
Title:	Chief Financial Officer
(Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Matthew J. Meloy and Jennifer R. Kneale, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including pre and post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on March 21, 2022 by the following persons in the capacities:

Name	Title

/s/ Matthew J. Meloy	Chief Executive Officer and Director
Matthew J. Meloy	(Principal Executive Officer)

/s/ Jennifer R. Kneale	Chief Financial Officer
Jennifer R. Kneale	(Principal Financial Officer)

/s/ Julie H. Boushka	Senior Vice President and Chief Accounting Officer
Julie H. Boushka	(Principal Accounting Officer)

/s/ Paul W. Chung	Chairman of the Board
Paul W. Chung	and Director

/s/ Beth A. Bowman	Director
Beth A. Bowman

/s/ Lindsey M. Cooksen	Director
Lindsey M. Cooksen

Name	Title

/s/ Charles R. Crisp	Director
Charles R. Crisp

/s/ Waters S. Davis, IV	Director
Waters S. Davis, IV

/s/ Robert B. Evans	Director
Robert B. Evans

/s/ Laura C. Fulton	Director
Laura C. Fulton

/s/ Rene R. Joyce	Director
Rene R. Joyce

/s/ Joe Bob Perkins	Director
Joe Bob Perkins

/s/ Ershel C. Redd Jr.	Director
Ershel C. Redd Jr.

/s/ Chris Tong	Director
Chris Tong

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, in the State of Texas, on March 21, 2022.

FCPP PIPELINE, LLC

FLAG CITY PROCESSING PARTNERS, LLC

GRAND PRIX DEVELOPMENT LLC

LEGEND GAS PIPELINE LLC

TARGA CAPITAL LLC

TARGA CAYENNE LLC

TARGA COGEN LLC

TARGA DELAWARE LLC

TARGA DOWNSTREAM LLC

TARGA ENERGY GP LLC

TARGA GAS MARKETING LLC

TARGA GAS PIPELINE LLC

TARGA GAS PROCESSING LLC

TARGA GP INC.

TARGA GULF COAST NGL PIPELINE LLC

TARGA LA HOLDINGS LLC

TARGA LA OPERATING LLC

TARGA LIQUIDS MARKETING AND TRADE LLC

TARGA LOUISIANA INTRASTATE LLC

TARGA LP INC.

TARGA MIDLAND CRUDE LLC

TARGA MIDLAND LLC

TARGA MIDSTREAM SERVICES LLC

TARGA MLP CAPITAL LLC

TARGA PERMIAN CONDENSATE PIPELINE LLC

TARGA PIPELINE PARTNERS GP LLC

TARGA RESOURCES FINANCE CORPORATION

TARGA RESOURCES GP LLC

TARGA RESOURCES LLC

TARGA RESOURCES OPERATING GP LLC

TARGA RESOURCES OPERATING LLC

TARGA SOUTHERN DELAWARE LLC

TARGA TRAIN 6 LLC

TARGA TRAIN 8 LLC

TPL ARKOMA INC.

VERSADO GAS PROCESSORS, L.L.C.

By:	/s/ Jennifer R. Kneale
Name:	Jennifer R. Kneale
Title:	Chief Financial Officer
(Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Matthew J. Meloy and Jennifer R. Kneale, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including pre and post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on March 21, 2022 by the following persons in the capacities:

Name	Title

/s/ Matthew J. Meloy	Chief Executive Officer
Matthew J. Meloy	(Principal Executive Officer)

/s/ Jennifer R. Kneale	Chief Financial Officer and Director or Manager
Jennifer R. Kneale	(Principal Financial Officer)

/s/ Julie H. Boushka	Senior Vice President and Chief Accounting Officer
Julie H. Boushka	(Principal Accounting Officer)

/s/ Regina L. Gregory	Director or Manager
Regina L. Gregory

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, in the State of Texas, on March 21, 2022.

TARGA RESOURCES PARTNERS LP

By: Targa Resources GP LLC, its general partner

By:	/s/ Jennifer R. Kneale
Name:	Jennifer R. Kneale
Title:	Chief Financial Officer
(Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Matthew J. Meloy and Jennifer R. Kneale, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including pre and post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on March 21, 2022 by the following persons in the capacities:

Name	Title

/s/ Matthew J. Meloy	Chief Executive Officer of the general partner
Matthew J. Meloy	(Principal Executive Officer)

/s/ Jennifer R. Kneale	Chief Financial Officer and Director of the general partner
Jennifer R. Kneale	(Principal Financial Officer)

/s/ Julie H. Boushka	Senior Vice President and Chief Accounting Officer of the general partner
Julie H. Boushka	(Principal Accounting Officer)

/s/ Regina L. Gregory	Director of the general partner
Regina L. Gregory

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, in the State of Texas, on March 21, 2022.

TARGA ENERGY LP

By: Targa Energy GP LLC, its general partner

By:	/s/ Jennifer R. Kneale
Name:	Jennifer R. Kneale
Title:	Chief Financial Officer
(Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Matthew J. Meloy and Jennifer R. Kneale, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including pre and post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on March 21, 2022 by the following persons in the capacities:

Name	Title

/s/ Matthew J. Meloy	Chief Executive Officer of the general partner
Matthew J. Meloy	(Principal Executive Officer)

/s/ Jennifer R. Kneale	Chief Financial Officer and Director of the general partner
Jennifer R. Kneale	(Principal Financial Officer)

/s/ Julie H. Boushka	Senior Vice President and Chief Accounting Officer of the general partner
Julie H. Boushka	(Principal Accounting Officer)

/s/ Regina L. Gregory	Director of the general partner
Regina L. Gregory

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, in the State of Texas, on March 21, 2022.

SLIDER WESTOK GATHERING, LLC

TARGA CHANEY DELL LLC

TARGA MIDKIFF LLC

TARGA PIPELINE MID-CONTINENT HOLDINGS LLC

TARGA PIPELINE MID-CONTINENT LLC

TARGA PIPELINE OPERATING PARTNERSHIP LP

TARGA PIPELINE PARTNERS LP

TARGA SOUTHTEX MIDSTREAM COMPANY LP

TPL SOUTHTEX GAS UTILITY COMPANY LP

TPL SOUTHTEX MIDSTREAM HOLDING COMPANY LP

TPL SOUTHTEX PROCESSING COMPANY LP

TPL SOUTHTEX TRANSMISSION COMPANY LP

TPL ARKOMA HOLDINGS LLC

TPL ARKOMA MIDSTREAM LLC

TPL GAS TREATING LLC

TPL SOUTHTEX MIDSTREAM LLC

TPL SOUTHTEX PIPELINE COMPANY LLC

VELMA INTRASTATE GAS TRANSMISSION COMPANY, LLC

By:	Targa Pipeline Partners GP LLC, the ultimate general partner

By:	/s/ Jennifer R. Kneale
Name:	Jennifer R. Kneale
Title:	Chief Financial Officer
(Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Matthew J. Meloy and Jennifer R. Kneale, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including pre and post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on March 21, 2022 by the following persons in the capacities:

Name	Title

/s/ Matthew J. Meloy	Chief Executive Officer of the ultimate general partner
Matthew J. Meloy	(Principal Executive Officer)

/s/ Jennifer R. Kneale	Chief Financial Officer and Director of the ultimate general partner
Jennifer R. Kneale	(Principal Financial Officer)

/s/ Julie H. Boushka	Senior Vice President and Chief Accounting Officer of the ultimate general partner
Julie H. Boushka	(Principal Accounting Officer)

/s/ Regina L. Gregory	Director of the ultimate general partner
Regina L. Gregory

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, each registrant below certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, in the State of Texas, on March 21, 2022.

TARGA INTRASTATE PIPELINE LLC

By:	Targa Midstream Services LLC, its sole member

	By:	/s/ Jennifer R. Kneale
	Name:	Jennifer R. Kneale
	Title:	Chief Financial Officer
(Principal Financial Officer)

TARGA NGL PIPELINE COMPANY LLC

By:	Targa Downstream LLC, its sole member

	By:	/s/ Jennifer R. Kneale
	Name:	Jennifer R. Kneale
	Title:	Chief Financial Officer
(Principal Financial Officer)

TARGA SOUTHOK NGL PIPELINE LLC

By:	Targa NGL Pipeline Company LLC, its sole member

By:	Targa Downstream LLC, sole member of Targa NGL Pipeline
Company LLC

	By:	/s/ Jennifer R. Kneale
	Name:	Jennifer R. Kneale
	Title:	Chief Financial Officer
(Principal Financial Officer)

TARGA TRANSPORT LLC

By:	Targa Downstream LLC, its sole member

	By:	/s/ Jennifer R. Kneale
	Name:	Jennifer R. Kneale
	Title:	Chief Financial Officer
(Principal Financial Officer)

VELMA GAS PROCESSING COMPANY, LLC

By:	TPL Arkoma Inc., its sole member

	By:	/s/ Jennifer R. Kneale
	Name:	Jennifer R. Kneale
	Title:	Chief Financial Officer
(Principal Financial Officer)

POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints Matthew J. Meloy and Jennifer R. Kneale, and each of them, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this registration statement (including pre and post-effective amendments and registration statements filed pursuant to Rule 462 or otherwise) and to file the same, with all exhibits thereto, and the other documents in connection therewith, with the Securities and Exchange Commission, and hereby grants to such attorneys-in-fact and agents and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or his or their substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed on March 21, 2022 by the following persons in the capacities:

Name	Title

/s/ Matthew J. Meloy	Chief Executive Officer of each sole member
Matthew J. Meloy	(Principal Executive Officer)

/s/ Jennifer R. Kneale	Chief Financial Officer and Director of each sole member
Jennifer R. Kneale	(Principal Financial Officer)

/s/ Julie H. Boushka	Senior Vice President and Chief Accounting Officer of each sole member
Julie H. Boushka	(Principal Accounting Officer)

/s/ Regina L. Gregory	Director of each sole member
Regina L. Gregory